UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SunLink Health Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

October 11, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 8, 2004, at the Sheraton Suites Galleria, 2844 Cobb Parkway S.W., Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2004 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting. If you later find you can attend the meeting, you may then withdraw your proxy and vote in person. If you have questions or need assistance regarding your shares, please call our proxy solicitor, Georgeson Shareholder Communications, Inc., at (800) 223-2064.

Sincerely,

/s/ ROBERT M. THORNTON, JR.
ROBERT M. THORNTON, JR. President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2004

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 8, 2004, at the Sheraton Suites Galleria, 2844 Cobb Parkway S.W., Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	An amendment to the Company’s Code of Regulations to:

•	allow the number of directors to be fixed from five to seven directors and initially set the number of directors at five, effective at the 2005 Annual Meeting of Shareholders;

•	require, in the case of a five person Board, for a single class of directors elected annually; and

•	fix the term of the directors elected at the 2004 annual meeting for a term ending at the 2005 annual meeting, if the amendment is passed.

2.	An amendment to the Company’s Code of Regulations to amend the date by which shareholder nominations to the Board of Directors must be received and to require certain additional information from and with respect to potential nominees for election.

3.	The election of three directors for a term not to exceed two years.

4.	Such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of

SunLink Health Systems, Inc.

/s/    JAMES J. MULLIGAN

JAMES J. MULLIGAN

Secretary

October 11, 2004

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of SunLink Health Systems, Inc. for the 2004 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the Annual Meeting at 10:00 a.m. local time, on Monday, November 8, 2004, at the Sheraton Suites Galleria, Atlanta, Georgia, and invite you to attend in person.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about October 11, 2004.

VOTING INFORMATION

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board’s recommendations which are:

•	FOR the amendments of the Company’s Code of Regulations; and

•	FOR the election of Karen B. Brenner, C. Michael Ford and Howard E. Turner, as directors of the Company for a term not to exceed two years.

A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of October 1, 2004, which is the record date for the Annual Meeting. On October 1, 2004, we had 7,077,403 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet, or vote in person at the Annual Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 5:00 p.m. Eastern time on Friday, November 5, 2004 for all shares. You may vote in one of the following ways:

By Telephone: If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: You can also vote your shares by the internet. Your proxy card indicates the web site you may access for internet voting. You may vote by the internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the internet voting instructions that accompany your proxy materials. You may incur telephone and internet access charges if you vote by the internet.

By Mail: If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting: If you vote your shares now it will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or internet voting instructions or (4) vote in person at the Meeting.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Meeting, either in person or by proxy.

Votes Required For Proposals: To elect directors and adopt the other proposals, the following proportion of votes is required:

•	To elect the Directors, a plurality of the votes cast.

•	To adopt the changes to our Code of Regulations, the affirmative vote of two-thirds of the shares eligible to vote on such proposal.

Routine And Non-Routine Proposals: American Stock Exchange rules determine whether proposals presented at the shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.

If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

The American Stock Exchange has informed us that the election of directors is a routine item. The American Stock Exchange has also informed us that the proposal to amend the Code of Regulations is not a routine item.

How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:

•	We do not count abstentions or broker non-votes, if any, as votes cast for the election of Directors, but we do count votes withheld for one or more nominees as votes cast.

•	We do not count abstentions as votes cast on our proposal to amend our Code of Regulations. We also do not count broker non-votes, if any, as votes cast on this proposal. However, because the proposal requires the approval of two-thirds of the outstanding shares, abstentions and broker non-votes will have the same impact as a negative vote on the outcome of this proposal.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Thornton, none of our Board members is an employee of the Company. The Board limits membership on the Audit Committee and Compensation Committee to independent non-management directors. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and hospitals and their participation in Board and Board committee meetings.

The Board of Directors has adopted the charters of the Board Committees and the Company’s Code of Ethics (the SunLink Health Systems, Inc. Code of Conduct) for employees, including our principal executive officer, principal financial officer and principal accounting officer, which provides the framework for the governance of the Company.

A complete copy of the charters of the Board Committees and the Code of Conduct for employees may be found on the Company’s web site at http://Sunlinkhealth.com. The Audit Committee charter and the Compensation Committee charter each are also attached as Appendices to this proxy statement. Copies of these materials also are available without charge upon written request to the Secretary of the Company.

Summary of the Corporate Governance Principles

Independence

A majority of the Board of Directors shall consist of independent, non-management directors who meet the criteria for independence required by the American Stock Exchange. Under such rules, a director is independent if he or she does not have a material relationship with the Company.

The Board of Directors has determined that as of October 1, 2004, five of the Company’s seven incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, and Hall. The one other non-management director, Mr. Turner, as well as Mr. Thornton, continue to participate in the Board’s activities and provide valuable insights and advice.

The non-management directors shall meet periodically in executive session without the Chief Executive Officer present.

The executive sessions of non-management directors shall be presided over by the director who is the chairman of the Committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, shall be presided over by a director elected by the majority of the non-management directors.

Non-management directors shall have access to individual members of management or to other employees of the Company on a confidential basis. Directors shall also have access to Company records and files, and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Business Combinations

In the event SunLink receives any formal written offer(s) to purchase more than 20% of SunLink’s outstanding common stock, such proposal will be evaluated by the Board of Directors, who may delegate the evaluation of such offer to a committee of the Board of Directors (which may be its Executive Committee), so long as such committee is comprised of a majority of independent directors. Such committee will be empowered to retain such legal and financial advisors as it may deem necessary to advise it and the Board in respect of such offer(s).

In the event of any proposed business combination involving SunLink, the Compensation Committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the Compensation Committee concerning any severance package proposed for any of SunLink’s officers or Board members in connection with any proposed business combination and the financial effect thereof.

Director Share Ownership

The Company believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) shares of SunLink common stock. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of shares of common stock until such outside director ceases to serve as a member of the Board.

Annual Meeting Attendance

The Board of Directors encourages all its members to attend the Annual Meeting of Shareholders. In November 2003, all director nominees and all continuing directors were present at the Annual Meeting of Shareholders.

Communicating with Directors

The Board of Directors has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the Directors.

If a shareholder wishes to communicate to the Chair of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary.

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of the Technical and Compliance Services at the Company’s headquarters or by telephone at 1-866-244-5952. The Vice President for such services or his designee will refer the concern to the Compliance Committee, or if appropriate, the Chair of the Audit Committee who will assure that the matter is properly investigated.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1–Amendment of the Company’s Code Of Regulations regarding Number of Directors and Term of Office

The principal purpose of Item 1 is, and its effect if approved will be, to amend the Company’s Code of Regulations to decrease the size of the Company’s Board of Directors to five directors, to fix the maximum size of the Board at seven directors, to eliminate the classification of the Board into two classes when the size of the Board is decreased to five and to fix the term of the class of directors being elected at our current annual meeting to a term expiring at the 2005 annual meeting, if amendment is adopted.

The Board is presently composed of seven directors. The Board of Directors has unanimously approved and recommended adoption of an amendment to the Company’s Code of Regulations to effect the foregoing actions.

The Company’s Board of Directors is proposing a reduction in the number of directors because it believes a smaller board would provide more flexibility in scheduling Board meetings and would reduce slightly the Company’s corporate governance cost. The Board believes the deliberative function, broad representation on the Board, and compliance with independence requirements would not be impaired by adopting a smaller sized Board. In the event the size of the Board is reduced to five members, Ohio law does not authorize the retention of a classified board for a board of directors of such size; accordingly, the classification of the Board into the two classes would terminate and all directors would be elected at each annual meeting. In such event, it might be slightly easier for a third party to effect a change in control of the Company which the Board of Directors has not recommended. A reduction in the size of the Board will not result in any change to the Company’s shareholders rights plan and the Board believes that, even after any reduction in size of the Board and declassification of the Board of Directors, that the Company will continue to retain sufficient protections in connection with any unsolicited proposal to acquire the Company which the Board may determine to not be in the best interest of the Company and its shareholders.

In the event Item 1 is approved, Sections 1 and 2 of Article III of the SunLink Code of Regulations would read as follows:

Section 1.    Number of Directors and Term of Office.    Subject to Section 2 of this Article III, effective at the annual meeting of shareholders to be held in 2005, the number of directors of the Corporation shall be fixed at five (5), each director to hold office until the next annual meeting of shareholders and until his (her) successor is elected and qualified.

Section 2.    Change in Number of Directors.    The number of authorized directors may be established or changed either by the affirmative vote of the holders of record of two-thirds of the voting power of the Corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the directors in office; provided, however, that in no event shall the number of directors be fixed at less than five (5) or more than seven (7). If the number of directors shall be fixed at six (6), then the directors shall be divided into two classes, each of which shall consist of three (3) directors. If the number of directors shall be fixed at seven (7), then the directors shall be divided into two classes, which shall consist of three (3) and four (4) directors, respectively. If the number of directors shall be fixed at either six (6) or seven (7), then each class shall be elected in alternate years to hold office until the second annual meeting of shareholders following its election. No reduction in the number of directors, either by the shareholders or the directors, shall itself have the effect of shortening the term of any incumbent director.

If the proposed amendments to Sections 1 and 2 of Article III of the Code of Regulations of the Corporation relating to directors shall be adopted at the annual meeting of shareholders held in 2004, then the three directors elected at such meeting shall be elected to hold office only until the annual meeting of shareholders of the Corporation to be held in 2005.

Item 2–Amendment of the Company’s Code of Regulations regarding Advance Notice of Shareholder Nominations

The principal purpose of Item 2 is, and its effect if approved will be, to amend the Company’s Code of Regulations to change the time during which shareholders may submit nominations for the election of directors from within a 50 to 75 day period prior to the anniversary of the prior year’s meeting to within a 90 to 120 day period prior to the anniversary of the prior year’s meeting.

The Board of Directors has unanimously approved and recommended adoption of an amendment to the Company’s Code of Regulations to permit the foregoing actions.

The Board of Directors is proposing the change because the current time periods could result in a requirement for notice for the nomination of directors to be given within a time period which would be otherwise inconsistent with the time periods in which other shareholder proposals are required to be given. The amended language also requires that evidence of a proposed nominee’s willingness to serve be provided.

In the event Item 2 is approved, Section 5 of Article III of the Code of Regulations would read as follows:

Section 5.    Nominations.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one year anniversary of the date of the annual meeting of shareholders of the previous year; provided, however, that in the event that the annual meeting is called for a date which is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements and understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (v) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended and (vi) the written consent of each proposed nominee to be named as a nominee to serve as a director of the Corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the Corporation any information it may request upon the advice of counsel for the purpose of determining such proposed nominee’s eligibility to serve as a director; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Item 3–Election Of Directors

The Company’s Board of Directors is presently comprised of seven members. One class of Directors is normally elected at each Annual Meeting of Shareholders for a term of two years; however, if Item 1 is approved, the directors elected at this annual meeting will serve until the 2005 annual meeting, otherwise, they will serve until the 2006 annual meeting.

At the 2004 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2005 or 2006, as described above. The Board of Directors has nominated Karen B. Brenner, C. Michael Ford and Howard E. Turner, who are presently directors of the Company, for election to terms of office for up to two years.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxy for the election of Karen B. Brenner, C. Michael Ford and Howard E. Turner. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Officers Presently Held with Company	Director Since
Karen B. Brenner	Director	1999

C. Michael Ford	Director	1999

Howard E. Turner	Director	1999

Directors Whose Term of Office Expires in 2005:
Robert M. Thornton, Jr.	Director, Chairman, President, and Chief Executive Officer	1996

Dr. Steven J. Baileys	Director	2000

Michael W. Hall	Director	2001

Gene E. Burleson	Director	2003

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five years, is set forth below.

Karen B. Brenner, 52, has been President of Fortuna Asset Management, LLC an investment advisory firm located in Newport Beach California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000. Ms. Brenner is also a director of Creative Bakeries, Inc.

C. Michael Ford, 65, has been the owner and Chairman of the Board of Directors of Montpelier Corporation, a venture capital and real estate holding company, since October 1990. Mr. Ford has served as Chief Executive Officer and Chief Financial Officer of Newtown Macon, Inc. since October 2002. Mr. Ford was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000, and the Interim Chief Executive Officer from February 2000 to December 2000, except for the period June 27 through July 7, 2000. Mr. Ford served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994.

Howard E. Turner, 62, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971, where he is a member of the firm’s executive committee. Mr. Turner has served as a director of Avlease, Ltd., a lessor of large commercial aircraft, and currently serves as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company. Smith, Gambrell & Russell, LLP received $790,012 for legal services rendered during the Company’s fiscal year ended June 30, 2004.

Robert M. Thornton, Jr., 55, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was the Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton has been a private investor and, since March 1995, Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was President, Chief Operating Officer, Chief Financial Officer and a director of Hallmark Healthcare Corporation from November 1993 until Hallmark’s merger with Community Health Systems, Inc. in October 1994. From October 1987 until November 1993, Mr. Thornton was Executive Vice President, Chief Financial Officer, Secretary, Treasurer and a director of Hallmark.

Dr. Steven J. Baileys, 50, has been Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, since 1995. Dr. Bailey was Chief Executive Officer of Safeguard from 1995 to February 2000, its President from 1981 until 1997, and its Chief Operating Officer from 1981 until 1995. Dr. Baileys is licensed to practice dentistry in the State of California.

Michael W. Hall, 55, is a private investor and was Chairman and Chief Executive Officer of Pyramed Health System, Inc., a healthcare consulting firm, from August 1996 through March 31, 2001. From April 1991 to August 1996, Mr. Hall was Chief Operating Officer and Executive Vice President of Southern Health Management Corporation, a healthcare management company specializing in rural healthcare. Prior to its sale to NetCare Health Systems, Inc., in 1996 Southern Health Management Corporation owned three of SunLink’s seven hospitals.

Gene E. Burleson, 63, served as a director of HealthMont Inc., a Tennessee corporation, from its inception in September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as the Chairman of the Board of Directors of Mariner Post-Acute Network, Inc., a diversified provider of long-term and specialty health care services, from February 2000 to June 2002. Mr. Burleson served as the Chief Executive Officer and as a director of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. He served as Chairman of the Board of Directors of GranCare, Inc., a provider of long-term and specialty health care services, which subsequently became a part of Mariner Post-Acute Network, Inc., from January 1994 to November 1997, and as its Chief Executive Officer from December 1990 to February 1997. His previous experience also includes serving as the President and Chief Operating Officer of American Medical International, Inc., an acute-care hospital company and a predecessor to Tenet Healthcare Corporation. Mr. Burleson also currently serves on the Board of Directors of Prospect Medical Holdings, Inc., a provider of management services to independent physician associations, Deckers Outdoor Corporation, a shoe manufacturer, and various other privately-held companies.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

The Board of Directors held 10 meetings and took action twice by unanimous written consent during fiscal 2004. The Board has an Executive Committee, an Audit Committee and an Executive Compensation Committee, herein referred to as “Compensation Committee”. All our Directors attended 75% or more of the meetings of the Board and Board committees on which they served in our fiscal year ended June 30, 2004.

Membership On Board Committees

This table lists our three committees, the Directors who currently serve on them, and the number of committee meetings held in the fiscal year ended June 30, 2004:

Name	Audit	Compensation	Executive
Dr. Baileys		•
Ms. Brenner	•	C	•
Mr. Burleson		•
Mr. Ford	C
Mr. Hall	•
Mr. Thornton			C
Mr. Turner			•
2004 Meetings	7	1	0

C	= Chair
•	= Member

Audit Committee

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”);

•	the Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the Board have established;

•	the Company’s auditing, accounting and financial reporting processes generally; and

•	the independence and performance of the Company’s external auditors.

All three members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” as defined by SEC regulations adopted in January 2003.

Compensation Committee

Prior to September 30, 2004, the Compensation Committee acted in an advisory capacity to the Board of Directors with respect to the Company’s executives according to the Compensation Committee charter. Under its current charter, the Compensation Committee has the power and authority of the Board to perform and shall perform the following duties and responsibilities:

•

develop guidelines and, on an annual basis, review the compensation and performance of the Company’s officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•	make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of options to the Company’s officers and other employees and reviewing and approving the granting of options in accordance with such criteria;

•	review and approve plans for managerial succession of the Company;

•	review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, committee fees, stock options and other similar items as appropriate);

•	annually review and reassess the adequacy of the Compensation Committee Charter and recommend any proposed changes to the Board for approval; and

•	perform any other activities consistent with the Compensation Committee Charter, the Company’s Bylaw and governing law as the Committee or the Board deem appropriate.

All three members of the Compensation Committee are independent, as defined in Section 121(A) of the American Stock Exchange’s listing standards.

Executive Committee

The Executive Committee is empowered to exercise all of the authority of the Board of Directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Nomination Procedures

The Board does not have a Nominating Committee but has adopted a nominating resolution which provides that the Company believes it to be in its best interest and the best interest of its shareholders to authorize the entire Board to identify and nominate directors to serve on the Company’s Board so long as, pursuant to American Stock Exchange rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the Board, the Board shall actively seek individuals qualified to become Board members based on business experience, professional expertise, industry experience, and geographic representation. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described on page 22 and more particularly, in the Company’s Code of Regulations. The Board of Directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors. The Board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS

Cash Compensation. Each non-employee director receives a monthly fee of $1,250 for services as a director. In addition, he or she receives $1,000 for attendance at a meeting of the Board of Directors, $600 for attending an Executive Committee, Compensation Committee or Audit Committee meeting, $600 for participating in telephone meetings, and a monthly fee of $600 if he or she serves on the Audit Committee. The Chairman of the Audit Committee receives $1,000 per month. We also reimburse customary expenses for attending Board, committee, and shareholder meetings.

Non-Cash Compensation. Each non-employee director is eligible to participate in the Company’s Outside Directors Stock Ownership and Stock Option Plan. In December 2003, each of the Company’s non-employee directors was granted options to purchase 6,250 shares of SunLink’s common stock at an exercise price of $2.90 per share. One-third of such options vest each year, beginning with the date of the grant.

Management Directors. We do not pay directors who are also our employees any additional compensation for serving as a director other than customary reimbursement of expenses.

Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Mr. Mulligan, a director emeritus and our Secretary, is a partner of the law firm of Mulligan & Mulligan. These firms provided legal services to the Company in the fiscal year ended June 30, 2004 at customary rates and they continue to provide such services to the Company in the fiscal year ending June 30, 2005.

EXECUTIVE OFFICERS

Our executive officers, as of October 1, 2004, their positions with the Company or our subsidiaries and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	55
Joseph T. Morris	Chief Financial Officer	56
Harry R. Alvis	Chief Operating Officer	59
Jerome D. Orth	Vice President, Technical and Compliance Services	56
Mark J. Stockslager	Corporate Controller and Principal Accounting Officer	45

All of our executive officers hold office for an indefinite term, subject to the discretion of the Board of Directors.

Biographical information for our non-director executive officers is set forth below:

Joseph T. Morris has been President and Chief Financial Officer of SunLink Healthcare Corp. since February 1, 2001 and Chief Financial Officer of SunLink Health Systems, Inc. since September 1, 2002. Mr. Morris provided turn-around operational and financial consulting services for several healthcare companies, including Cambio Health Solutions and New American Healthcare Corporation, from June 1999 through January 2001. From January 1997 through May 1999, Mr. Morris was Executive Vice President and Chief Financial Officer of ValueMark HealthCare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From August 1993 through December 1996, Mr. Morris was President of Affiliated Health Management, Inc., and from February 1990 to July 1993, was Senior Vice President, Hospital Financial Operations, for Hallmark Healthcare Corporation.

Harry R. Alvis has been Senior Vice President of Operations of SunLink Healthcare Corp. since February 1, 2001 and Chief Operating Officer of SunLink Health Systems, Inc. since September 1, 2002. Mr. Alvis provided turn-around operational consulting services for New American Healthcare Corp. from March 2000 through January 2001. From August 1997 through August 1999, Mr. Alvis was Chief Executive Officer of River Region Health Systems in Vicksburg, Mississippi, a healthcare facility owned by Quorum Health Group, Inc. From August 1995 through August 1997, Mr. Alvis was the Chief Executive Officer of Greenview Hospital in Bowling Green, Kentucky, a healthcare facility owned by Hospital Corporation of America. Mr. Alvis’ previous experience was in Mayfield, Kentucky as the Chief Executive Officer of Pinelake Medical Center from November 1987 through August 1995. Pinelake was a healthcare facility owned by HealthTrust, Inc.

Jerome D. Orth has been Vice President, Technical & Compliance Services for the Company since February 1, 2001. From January 1995 through January 2001, Mr. Orth was Vice President of Hospital Financial Operations for ValueMark Healthcare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From February 1987 through October 1994, Mr. Orth held various positions with Hallmark Healthcare Corporation, including Executive Director, Hospital Financial Management and Executive Director, Management Information Systems. Prior to 1987, Mr. Orth spent 12 years in various accounting, third party reimbursement and management positions with Hospital Corporation of America.

Mark J. Stockslager has been Corporate Controller since November 6, 1996 and Principal Accounting Officer since March 11, 1998. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Certain Beneficial Owners

Set forth below is certain information concerning the persons or entities known by the Board of Directors of the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of October 1, 2004.

	Common Shares Beneficially Owned As of October 1, 2004 (1)
Name and Address	Shares		% of Class
Steven J. Baileys (2) 30691 Hunt Club Drive San Juan Capistrano, CA 92675	624,781	(3)	8.8
Robert M. Thornton, Jr c/o SunLink Health Systems, Inc. 900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339	454,724	(4)	6.3
Joseph M. Girard The Whale House P. O. Box 6648 Malibu, CA 90264	388,700	(5)	5.5

(1)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or investment power with respect to the shares or has a right to acquire the shares within 60 days of October 1, 2004. Unless otherwise indicated, sole voting power and sole investment power are exercised by the named person. In calculating “% of Class” for a person, shares which may be acquired by a person within such 60-day period are treated as owned by such person and as outstanding shares in the calculation of percentage ownership for such person.

(2)	Steven J. Baileys is the managing member of Beilihis Investments, LLC, which is a private investment firm.

(3)	Includes 346,249 shares held by Beilihis Investments, LLC. Dr. Baileys is managing member of Beilihis. Includes 9,583 shares that may be acquired upon the exercise of options exercisable within 60 days of October 1, 2004.

(4)	Includes 180,000 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(5)	Information with respect to Mr. Girard and his holdings is based on a Schedule 13D dated February 12, 2004, which contained information as of such date. Mr. Girard reports that he has sole voting and dispositive power with respect to, and is the beneficial owner of, 388,700 shares.

Common Shares Owned By Management

The following table sets forth the number of shares of common stock of the Company beneficially owned as of October 1, 2004 by each named executive officer listed in the Summary Compensation Table on page 15, by each current director, and by all directors, nominees and executive officers of the Company as a group.

	Common Stock Beneficially Owned As of October 1, 2004
Name	Number		% of Class
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	454,724	(1)	6.3
Joseph T. Morris Chief Financial Officer	118,650	(2)	1.7
Harry R. Alvis Chief Operating Officer	73,750	(3)	1.0
Jerome D. Orth Vice President Technical and Compliance Services	33,500	(4)	*
Mark J. Stockslager Corporate Controller	86,514	(5)	1.2
Steven J. Baileys Director	624,781	(6)	8.8
Karen B. Brenner Director	116,327	(7)	1.6
Gene E. Burleson Director	72,041	(8)	1.0
C. Michael Ford Director	44,583	(9)	*
Michael W. Hall Director	17,683	(10)	*
Howard E. Turner Director	225,020	(11)	3.2
Directors, Nominees and Executive Officers as a Group (11 persons)	1,867,573	(12)	24.8

*	Less than 1%

(1)	Includes 180,000 shares that may be acquired upon the exercise of options exercisable within 60 days of October 1, 2004.

(2)	Includes 71,500 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(3)	Includes 59,750 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(4)	Includes 30,500 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(5)	Includes 48,250 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(6)	Includes 9,583 shares that may be acquired under options exercisable within 60 days of October 1, 2004. Includes 346,249 shares held by Beilihis Investments, LLC. Dr. Baileys is managing member of Beilihis.

(7)

Includes 9,583 shares that may be acquired under options exercisable within 60 days of October 1, 2004. Also includes 2,411 warrants to purchase shares of SunLink common stock held by Ms. Brenner’s spouse and exercisable within 60 days. Excludes

133,248 shares owned by Fortuna Unplugged, L.P., a private investment limited partnership engaged in the purchase and sale of securities for investment for its own account, which shares are deemed beneficially owned by Ms. Brenner as of October 4, 2004 by virtue of her position as the sole shareholder and managing member of Fortuna Asset Management, LLC, a provider of discretionary management services. From April 2004 to October 4, 2004, Fortuna Asset Management did not serve as the general partner of Fortuna Unplugged and had no voting or dispositive power over the investments of Fortuna Unplugged. Effective October 4, 2004, Fortuna Asset Management again was appointed as the general partner of Fortuna Unplugged and reacquired investment and dispositive power over its investments.

(8)	Includes 4,798 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(9)	Includes 9,583 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(10)	Includes 9,583 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(11)	Includes 9,583 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

(12)	Includes 2,411 shares that may be acquired upon the exercise of warrants and 442,713 shares that may be acquired under options exercisable within 60 days of October 1, 2004.

EXECUTIVE COMPENSATION

Committee Report On Executive Compensation

Overview

The Compensation Committee of the Board of Directors currently is comprised of three directors, each of whom is independent under the applicable rules of the American Stock Exchange. Prior to the adoption of the new Compensation Committee Charter on September 30, 2004, the old Committee’s stated function was to act in an advisory capacity to the Board with respect to compensation of executives of the Company. Except as specifically authorized by the Board, the Committee did not have the authority to fix the compensation of any employee, officer or director of the Company. However, since the Committee’s creation in 1977, the Board had only on rare occasions not completely adopted the recommendations of such Committee and on those occasions only minor changes were made. During the fiscal year ended June 30, 2004, the Board approved all compensation recommendations made by the Committee. As described under the description of the duties of the Compensation Committee, the Committee’s duties have been significantly enhanced with the adoption of the new Compensation Committee Charter.

The goal of the Committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Corporation, thereby contributing to long-term shareholder value.

The Committee has determined that competitive considerations merit the use of employment contracts for senior management. Accordingly, certain compensation criteria may be more difficult to adjust on an annual basis. Certain of our employment contracts contain “change in control” provisions. We have designed our change in control policies to help keep employees focused on their jobs during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent.

The three key elements of executive compensation are base salary, short-term incentives and long-term incentives.

The Corporation’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position, and the expertise and experience of the executive officer. Salary adjustments reflect the Committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Corporation.

The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The Committee has concluded that bonus payments should be primarily based on the achievement of specific predetermined financial targets while a smaller portion should be discretionary based on the Committee’s evaluation of an executive’s performance in specific qualitative areas.

The Executive Bonus Plan for the fiscal year ended June 30, 2004 provided that bonuses would be payable based on two factors: (1) the net income of the Company from continuing operations for the year and (2) the achievement of certain un-weighted discretionary criteria.

The net income goal was set forth in the budget adopted by the Board for the 2004 fiscal year and represented a significant increase over the net income from continuing expectations for fiscal 2003. The Company failed to achieve the goal set forth in the Bonus Plan so no bonus was paid to any executive based on this factor.

Early in the fiscal year, the Company established un-weighted discretionary criteria for each executive covered by the Plan. The Company would pay a portion of the total possible bonus (approximately 30%) based on the Committee’s evaluation of each executive’s performance of the applicable criteria. Based on such evaluation, the executive officers of the Company were awarded the bonuses set forth in the “Summary Compensation Table” on page 15.

While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the shareholders. The Company currently uses, as it has for many years, stock options to provide that link. Options are intended to provide strong incentives for superior long-term performance. No stock options were granted to the executive officers of the Corporation during fiscal 2004.

Chief Executive Officer Compensation

During the fiscal year ended June 30, 2004, the CEO, Mr. Thornton, was employed under an Employment Agreement which provided for an annual base salary of $283,500 and the opportunity to earn a bonus equal to sixty percent of his 2004 annual salary if certain criteria established by the Committee (after consultation with him) were met (a more complete description of Mr. Thornton’s Employment Agreement is contained on page 21 under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements”). In the opinion of the Committee, Mr. Thornton’s salary is somewhat on the low side for comparable positions. Under the Bonus Plan for fiscal 2004, Mr. Thornton’s possible bonus for fiscal 2004 was weighted as following: (1) 70% was based on the Corporation’s net income from continuing operations for fiscal 2004 and (2) 30% was based on certain un-weighted discretionary criteria.

As explained above, the Company failed to achieve the net earnings from continuing operations goal set for fiscal 2004 so no bonus was paid to Mr. Thornton based on this factor. The un-weighted discretionary criteria chosen to evaluate Mr. Thornton’s performance were the acquisition of one hospital with net revenues of at least $12,000,000, improvement of the Company’s balance sheet, the establishment of an effective CFO function, certain IT improvements, the recruiting of new physicians, establishing an investor relations program, and encouraging at least one analyst to publish a report on the Company. The Committee concluded, and the Board agreed, that Mr. Thornton had substantially performed the discretionary criteria, particularly the most important ones and therefore had earned the maximum bonus based thereon.

Compensation Committee Charter

Effective September 20, 2004, the Board of Directors of the Company adopted a Charter for the Compensation Committee (a copy of which is attached hereto marked Appendix B). It sets forth the duties and responsibilities of the Committee in the future.

Authorization

This report has been submitted by the Compensation Committee:

Karen B. Brenner (Chair)	Dr. Steven J. Baileys	Gene E. Burleson

Other Executive Compensation Information

The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer (the “Named Executive Officers”), for the fiscal year ended June 30, 2004.

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June 30, 2004, 2003 and 2002 to the Chief Executive Officer and the Named Executive Officers.

Summary Compensation Table

	Annual Compensation[1]				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award ($)	Securities Underlying Options (#)	Long-Term Incentive Plan Payout ($)	All Other Compensation ($)[2]
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	2004 2003 2002	$283,500 276,667 250,000	$50,425 155,210 150,000	— — —	$0 0 0	0 0 0	$0 0 0	$7,715 4,161 4,063

Joseph T. Morris Chief Financial Officer[3]	2004 2003 2002	$237,300 228,665 200,000	$42,205 128,282 120,000	— — —	$0 0 0	0 7,000 0	$0 0 0	$7,713 3,890 7,496

Harry R. Alvis Chief Operating Officer[4]	2004 2003 2002	$212,930 202,133 180,000	$31,417 94,497 90,000	— — —	$0 0 0	0 7,000 0	$0 0 0	$7,209 4,985 7,064

Jerome D. Orth Vice President, Technical and Compliance Services	2004 2003 2002	$142,000 138,033 132,167	$10,400 48,036 51,035	— — —	$0 0 0	0 1,000 0	$0 0 0	$5,715 2,579 5,981

Mark J. Stockslager Corporate Controller and Principal Accounting Officer	2004 2003 2002	$96,348 92,233 88,880	$18,800 32,097 31,944	— — —	$0 0 0	0 1,000 0	$0 0 0	$3,455 3,090 2,369

[1]	The amounts shown do not include certain indirect compensation, perquisites, and other personal benefits the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
[2]	All other compensation consists of 401K contributions made by the Company.
[3]	Mr. Morris was elected Chief Financial Officer on August 25, 2002 (effective September 1, 2002).
[4]	Mr. Alvis was elected Chief Operating Officer on August 25, 2002 (effective September 1, 2002).

Option Grants in Last Fiscal Year

The Company did not grant any options to Named Executive Officers during the fiscal year ended June 30, 2004.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values

The following table shows information about stock option exercises during fiscal 2004 and unexercised stock options at June 30, 2004 for the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Shares Underlying Unexercised Options At Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-The- Money Options At Fiscal Year-End Exercisable/ Unexercisable ($) (2)
Robert M. Thornton, Jr.	12,000	17,880	172,000/48,000	998,600/196,400

Joseph T. Morris	10,000	12,400	69,750/27,250	279,863/102,488

Harry R. Alvis	0	0	58,000/24,000	232,275/89,325

Jerome D. Orth	0	0	30,250/10,750	122,138/42,413

Mark J. Stockslager	30,000	34,800	46,000/14,000	178,425/56,075

(1)	We base this value on the spread between the exercise price and the closing price of our common shares on the American Stock Exchange at exercise.
(2)	We base this value on the $5.55 closing price of our common shares on the American Stock Exchange on June 30, 2004.

Long-Term Incentive Plan Awards

The Company did not grant any awards to Named Executive Officers during the fiscal year ended June 30, 2004 under any long-term incentive plan.

Equity Compensation Plan Information

The following table provides information with respect to the common shares that may be issued upon the exercise of option and other awards under the Company’s existing equity compensation plans as of June 30, 2004.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:

1995 Incentive Stock Options Plan 2001	46,500	$1.48	4,000

Outside Directors’ Stock Ownership and Stock Option Plan	82,500	$2.26	0

2001 Long-Term Stock Option Plan	671,100	$1.88	118,900

	800,100	$1.87	122,900

Equity compensation plans not approved by security holders:

None	0	0	0

Total:	800,100	$1.87	122,900

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are participants in the Plan. The estimated annual benefits to be received by them at age 65 are $1,919 and $7,215, respectively.

Employment Contracts, Termination Of Employment and Change-In-Control Arrangements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001, as amended to date, for a term ending June 30, 2005 with optional renewal periods of eighteen months. Mr. Thornton’s current Employment Agreement provides for a base salary at a rate of not less than (i) $270,000 per annum effective September 1, 2002 through June 30, 2003 and (ii) $283,500 per annum effective July 1, 2003 and thereafter, plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Thornton was entitled to, and has been granted options to purchase 200,000 shares of the Company’s common stock, twenty percent of which options vested upon grant, and with twenty percent of the total grant vesting on each anniversary thereafter. Such options expire on the fifth anniversary of the date they first become exercisable. If the Board adopts additional option plans under which senior executives participate, Mr. Thornton will be eligible to participate in such plans and the Board may grant him additional options. Mr. Thornton is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee (in consultation with him) are met.

Mr. Thornton’s Employment Agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated without cause before June 30, 2005, he is generally entitled to the lesser of (i) eighteen months salary or (ii) the greater of the salary for the remaining number of months in the term or twelve months. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) twelve months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change of control in the Company (as defined), if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) twenty four months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Joseph T. Morris. Mr. Morris, Chief Financial Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001, as amended to date for a term ending December 31, 2004. Mr. Morris’ Employment Agreement provides for a salary of $226,000 per annum effective September 1, 2002 through June 30, 2003 and $237,300 effective July 1, 2004 and thereafter, plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Morris was entitled to receive and has been granted options to purchase 110,000 shares of SunLink common stock, 20% of which options vested upon grant with twenty percent of the total grant vesting on each anniversary thereafter. If the Board adopts additional option plans under which senior executives participate, Mr. Morris will be eligible to participate and the Board may grant him additional options. Mr. Morris is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee are met.

Mr. Morris’ Employment Agreement also provides for severance payments in the event Mr. Morris ceases to be employed by the Company. If Mr. Morris is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Morris is terminated without cause during the term of the Agreement, he is entitled to receive severance payments equal to the lesser of (i) twelve months salary or (ii) the salary for the remaining number of months in the term of the Agreement. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) six months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change of control in the Company, if Mr. Morris’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) eighteen months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Harry R. Alvis. Mr. Alvis, Chief Operating Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001, as amended to date for a term ending December 31, 2004. Mr. Alvis’ Employment Agreement provides for a salary of $199,000 per annum effective September 1, 2002 through June 30, 2003 and $212,930 effective July 1, 2004 and thereafter, plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Alvis was entitled to receive and has been granted options to purchase 75,000 shares of SunLink common stock, 20% of which options vested upon grant, with twenty percent of the total grants vesting on each anniversary thereafter. If the Board adopts additional option plans under which senior executives participate, Mr. Alvis will be eligible to participate and the Board may grant him additional options. Mr. Alvis is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee are met.

Mr. Alvis’ Employment Agreement also provides for severance payments in the event Mr. Alvis ceases to be employed by the Company. If Mr. Alvis is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Alvis is terminated without cause during the term of the Agreement, he is entitled to receive severance payments equal to the lesser of (i) twelve months salary or (ii) the salary for the remaining number of months in the term of the Agreement. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) six months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change of control in the Company, if Mr. Alvis’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) twelve months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Jerome D. Orth. Mr. Orth, Vice President, Technical and Compliance Services, is currently employed by the Company under the terms of an Employment Agreement effective February 1, 2001. Mr. Orth’s current Employment Agreement provides for a salary of $11,833 per month or $142,000 on an annualized basis. Mr. Orth’s salary will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Orth has a target incentive opportunity for the fiscal year ending June 30, 2004 of up to forty percent of his base salary based on criteria determined by the Compensation Committee. Mr. Orth is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental and disability programs.

Mark J. Stockslager. Mr. Stockslager, Corporate Controller and Principal Accounting Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001. Mr. Stockslager’s current Employment Agreement provides for a salary of $8,225 per month or $98,700 on an annualized basis. Mr. Stockslager’s salary will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Stockslager has a target incentive opportunity for the fiscal year ending June 30, 2004 of up to forty percent of his base salary based on criteria determined by the Compensation Committee. Mr. Stockslager is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental and disability programs.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on SunLink’s common shares over a 63 month period from March 31, 1999 through June 30, 2004 with the cumulative total return of the American Stock Exchange Market Index and a published hospital industry index over the same period. The graph assumes that $100 was invested in each vehicle on March 31, 1999 and that all dividends were reinvested.

SunLink changed its fiscal year-end from March 31 to June 30 beginning with the year ended June 30, 2002, so the measurement period for the performance graph and performance data covers the fiscal years ended March 31,1999, 2000, 2001, the three-month transition period ended June 30, 2001 and fiscal years ended June 30, 2002, 2003 and 2004.

Source: Coredata, LLC

PERFORMANCE DATA

Cumulative Value of $100 invested on March 31, 1999

	03/31/99	03/31/00	3/31/01	6/30/01	06/30/02	6/30/03	6/30/04
SunLink Health Systems, Inc	100.00	91.67	99.33	153.33	210.00	160.67	370.00
Hospitals Index	100.00	126.65	208.20	240.32	269.32	146.51	190.23
AMEX Market Index	100.00	141.41	119.30	127.84	117.77	131.19	156.31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Ms. Brenner (Chairperson), Dr. Baileys, and Mr. Burleson, none of whom were officers or employees of the Company.

CERTAIN TRANSACTIONS

A director of the Company and the Company secretary (who was a director of SunLink until November 2003 and is now director emeritus) are members of two different law firms, each of which provide services to SunLink. SunLink has paid an aggregate of $811,000 to these law firms in the years ended June 30, 2004. Another director received $9,000 as fees for being a letter of credit obligor for up to $200,000 of SunLink’s revolving credit loans assumed in the HealthMont acquisition.

On August 29, 2003, SunLink entered into a $3,000,000 standby bridge loan facility with a private investor fund, SunLink’s Chairman and CEO, and one SunLink director. The facility had a 90 day commitment period during which the funds could be borrowed. The facility also had a $20,000 standby commitment fee that was fully-earned on the commitment date and was non-refundable. The $20,000 standby commitment fee was paid in September 2003. The standby bridge loan was entered into by SunLink for short-term financing requirements due to the bankruptcy in August 2003 of its revolving line of credit facility lender. The 90-day commitment period passed without any borrowing made under the standby facility.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report Of The Audit Committee

The authority, duties and responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in detail in the written Audit Committee Charter, which was adopted by the Board of Directors of the Company and which complies with the applicable rules of the American Stock Exchange. The Committee reviews and assesses the adequacy of its Charter on an annual basis. A copy of the Charter is attached to this proxy statement as Appendix A. The Company’s management is responsible for preparing the Company’s financial statements and has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for auditing the financial statements.

The Audit Committee has three members, each of whom is independent under the applicable rules of the American Stock Exchange. The Committee met seven times during the 2004 fiscal year. In addition, the members of the Committee reviewed, and the Chairman of the Committee discussed with management and Deloitte & Touche LLP (the Company’s independent registered accounting firm), the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls and the overall quality of the company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

The Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2004 with management and Deloitte & Touche, LLP, including discussing with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and by Rule 2-07 of Regulation S-X.

The Audit Committee received from Deloitte & Touche, LLP the written disclosures, including the letter, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche the subject of their independence in connection with their performance of services for the Company and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

As a result of the reviews and discussions with management and Deloitte & Touche, LLP referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

This report has been submitted by the Audit Committee:

C. Michael Ford (Chair)	Karen B. Brenner	Michael W. Hall

Policy On Pre-Approval Of Services Provided By Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Deloitte & Touche, LLP are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by Deloitte & Touche, LLP require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of Deloitte & Touche, LLP for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the Audit Committee prior to the beginning of any services.

In fiscal 2004 100% of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following table shows the type of services and the aggregate fees billed to SunLink for such services during the fiscal years ending June 30, 2004 and 2003 by SunLink’s independent registered public accounting firm, Deloitte & Touche, LLP. Descriptions of the service types follow the table.

Services Rendered	Fiscal 2003	Fiscal 2004
Audit Fees	$393,590	$539,791

Audit-Related Fees	$0	$0

Tax Fees	$263,659	$205,295

All Other Fees	$0	$0

Audit Fees

The aggregate fees billed by Deloitte & Touche, LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory audits, filings, or engagements and other attest services and the issuance of comfort letters and consents.

Audit-Related Fees

No audit-related fees were billed by Deloitte & Touche, LLP in the last two fiscal years. Audit-related fees may include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may included, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Deloitte & Touche, LLP in each of the last two fiscal years include fees for professional services rendered for tax compliance, including the preparation of tax audits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company and owners of more than 10% of the Company’s Common Shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of any of the Company’s equity securities. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from July 1, 2003 through June 30, 2004 have been met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has performed an audit of the Company’s financial statements annually since 1962. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The Board of Directors of the Company annually appoints the independent registered public accounting firm for the Company after receiving the recommendation of its Audit Committee.

OTHER BUSINESS

The Board and our management have not received notice of, and are not aware of, any business to come before the Annual Meeting other than the items we refer to in this Proxy Statement. The Board of Directors currently does not intend to present any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The Company has also engaged Georgeson Shareholder Communications, Inc. for a fee not to exceed $10,000 to assist in the solicitation of proxies.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for the 2005 Annual Meeting of Shareholders, our Secretary must receive the proposal at 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339, Attention: Secretary, on or before July 13, 2005 in order to be eligible for such inclusion.

Under our By-laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a Director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. We must receive notice as follows:

Normally, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 50 days nor more than 75 days before the first anniversary of the prior year’s meeting (90 to 120 days if Item 2 is adopted). If our 2004 Annual Meeting is held on schedule, then subject to the adoption of Item 2, we must receive notice pertaining to the 2005 Annual Meeting no earlier than August 25, 2005 and no later than September 19, 2005.

However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect Directors which is on less than sixty days’ notice, the effect of our By-laws will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our 2004 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2004 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT MARIA MADISON, ASSISTANT SECRETARY, SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

ADMISSION TO MEETING

Please vote by telephone or the internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. We encourage you to attend the November 8, 2004 meeting. To assure that attendance is limited to shareholders, please bring with you some proof of SunLink Health Systems, Inc. common stock ownership, such as a current brokerage statement and an identification bearing a photograph. No cellular telephones, beepers or recording devices will be allowed in the meeting room.

APPENDIX A

SUNLINK HEALTH SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON SEPTEMBER 20, 2004

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”); the Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the independence and performance of the Company’s external auditors.

II. COMPOSITION

The Audit Committee shall be comprised of at least three directors as determined by the Board, who shall meet the independence and audit committee composition requirements under any rules and regulations of the American Stock Exchange, Section 121A and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC, as in effect from time to time. Each Audit Committee member shall be independent and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement and shall have working familiarity with basic finance and accounting practices. The Committee shall include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication satisfying the applicable requirements of the American Stock Exchange, the Exchange Act and the rules and regulations of the SEC.

The members of the Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with the management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either group believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party that reviews, appraises and provides recommendations on the Company’s financial reporting process and internal control system.

•	Take direct responsibility for the appointment of, compensation of, retention of, and oversight of the work of, the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	Review and appraise the audit efforts of the Company’s independent auditors (who shall report directly to the Audit Committee), engage or dismiss the independent auditors as is considered appropriate and pre-approve any significant non-audit relationship with the Company’s independent auditors (approval of any such non-audit relationship must be disclosed in the Company’s periodic reports).

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

•	Review the Company’s compliance program and report and provide any recommendations to the Board of Directors on such program.

•	Report to the Board of Directors the results of the Audit Committee’s work.

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

•	Review the Company’s annual consolidated financial statements and other financial information submitted to the SEC or the public, including any certification, report, opinion, or review rendered by the independent auditors.

•	Review with financial management and the independent auditors: (i) the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q prior to filing, (ii) earnings announcements prior to release (if practicable) and (iii) the results of the review of such information by the independent auditors.

•	Consult with the independent auditors concerning the Company’s critical accounting policies and any off-balance sheet financing arrangements.

•	Determine what senior members will be assigned to the audit staff and be comfortable with their professionalism.

•	Approve fees and other compensation to be paid to the independent auditors.

•	On an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors’ independence, and receive and review the independent auditors’ annual letter to the Company delineating all relationships between the auditor and the Company.

•	Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

•	Discuss with the independent auditors whether their audit scope is adequate considering the Company does not have an internal audit staff and program.

•	On at least an annual basis, review the Company’s audit committee charter and make any necessary updates and revisions when appropriate.

Financial Reporting Processes

•	Consult with the independent auditors and review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Discuss with the independent auditors any alternative accounting treatment within generally accepted accounting principles of financial information identified by the independent auditors that has been discussed with management, the ramifications of the alternative treatment and the treatment preferred by the auditors.

•	Following completion of the annual audit, review separately with each of the management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

•	Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

•	Prepare the Audit Committee report required to be included in the Company’s annual proxy statement.

Related Party and Legal Compliance

•	Evaluate identified related party transactions entered into by the Company.

•	Determine that all stock option plans are approved by stockholders.

•	Establish rules for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review with the independent auditors and/or other appropriate Company personnel, the results of their review of the Company’s compliance with its code of conduct, and endeavor to ensure that management has a proper review system in place so that the Company’s financial statements, reports and other financial information satisfy legal requirements.

•	Review processes and policies of the Company designed to ensure compliance with applicable laws and regulations and endeavor to ensure that the Company’s compliance efforts are effective.

•	Review with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

•	Review with the Company’s legal counsel, any legal matter that reasonably would be expected to have a significant impact on the organization’s financial statements.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee deems necessary or appropriate or the Board may request in writing.

V. EXPENSES

The Company shall provide the Audit Committee adequate funds to achieve its purpose, including any funding the Audit Committee reasonably deems appropriate, to engage the independent auditors, independent counsel or other advisers as it determines necessary to carry out its duties.

VI. LIMITATIONS ON RESPONSIBILITIES AND DUTIES

Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee do not represent themselves to be or to serve as, accountants or auditors by profession. Therefore, the Audit Committee expects to and will rely, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Further, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

APPENDIX B

SUNLINK HEALTH SYSTEMS, INC.

COMPENSATION COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON SEPTEMBER 20, 2004

I. PURPOSE

The primary purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers; (ii) to produce a report on executive compensation for inclusion in the Company’s annual proxy statement; (iii) to provide recommendations regarding management successors; and (iv) to administer the Company’s stock option and other incentive plans (in the absence of a separate Stock Option Committee).

II. ORGANIZATION

The Compensation Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the American Stock Exchange and any other regulatory requirements. The Committee may form and delegate authority to subcommittees when appropriate.

Committee members shall be elected by resolution the Board and shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board if it elects to do so. Alternatively, if the Board does not designate a chairperson, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The Committee’s chairperson shall (i) chair all meetings of the Committee; (ii) coordinate the evaluation of the performance of the Chief Executive Officer; and (iii) perform other activities requested by the other directors or as circumstances dictate.

III. STRUCTURE AND MEETINGS

The chairperson of the Compensation Committee will preside at each Committee meeting and, in consultation with the other Committee members, shall set the frequency of meetings and the agenda for each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the applicable meeting.

The Committee shall inform the Board of the actions taken or issues discussed at its meetings at the next meeting of the full Board following a committee meeting.

IV. GOALS AND RESPONSIBILITIES

The Compensation Committee shall have the power and authority of the Board to perform and shall perform the following duties and responsibilities:

B-1

A.	develop guidelines and, on an annual basis, review the compensation and performance of the Company’s officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

B.	make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of options to the Company’s officers and other employees and reviewing and approving the granting of options in accordance with such criteria;

C.	review and approve plans for managerial succession of the Company;

D.	review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, committee fees, stock options and other similar items as appropriate);

E.	annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

F.	perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deem appropriate.

V. COMMITTEE RESOURCES

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, consulting and other advisors. The Committee shall determine the extent of funding necessary for the payment of fees to any consultant retained to advise the Committee.

The Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the development and/or analysis of the Company’s compensation philosophy, or the evaluation of a director, the Chief Executive Officer or other senior executive and shall have sole authority to approve such firm’s fees and other retention terms.

VI. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website.

B-2

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

AMEX: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

THERE ARE THREE WAYS TO VOTE YOUR SHARES

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1·877·0834, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 5:00 p.m. Eastern Standard Time, November 5, 2004.	Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 pm. Eastern Standard Time, November 5, 2004.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	COMPANY NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒ Please mark votes as in this example.

1.     To amend Sections 1 and 2 of Article III of the Company’s Code of Regulations to establish criteria for the size of the Board of Directors, its classification or non-classification, and the term of directors elected at the 2004 annual meeting.

	For ☐	Against ☐	Abstain ☐

2. To amend Section 5 of Article III of the Company’s Code of Regulations to amend provisions with respect to the nominations of directors by Shareholders.	For ☐	Against ☐	Abstain ☐
THE BOARD OF DIRECTORS FAVORS A VOTE “FOR THE ABOVE MATTERS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

3.     To elect three (3) directors to the Board of Directors to serve for a term not to exceed two years (one year if Item 1 is approved and the size of the Board is reduced) and until their successors are elected and qualified.

        Karen B. Brenner, C. Michael Ford and Howard E. Turner

        INSTRUCTION: For the slate, but to withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

	FOR all nominees listed below (except as marked to the contrary at left) ☐	WITHHOLD AUTHORITY to vote for all nominees listed at left ☐

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and Karen B. Brenner and either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 8, 2004, at 10:00 am at the Sheraton Suites Galleria, 2844 Cobb Parkway S.W., Atlanta, Georgia 30339, and any adjournments or postponements thereof:

(To be signed, dated, and voted on reverse side.)